Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Plan Administrator
Kirby 401(k) Plan:

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-129333 and No. 33-57625) pertaining to the Kirby 401(k) Plan of our report dated June 28, 2016, with respect to the statement of net assets available for benefits (modified cash basis), the related statement of changes in net assets available for benefits (modified cash basis) and supplemental schedule of assets (held at end of year) (modified cash basis) of the Kirby 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2015.

/s/ WEAVER AND TIDWELL, L.L.P.

Houston, Texas
June 28, 2016

Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Plan Administrator
Kirby 401(k) Plan:

We consent to the incorporation by reference in the registration statements (No. 333-129333 and No. 33-57625) on Form S-8 of Kirby Corporation of our report dated June 29, 2015, with respect to the statement of net assets available for benefits (modified cash basis) of the Kirby 401(k) Plan as of December 31, 2014, and the related statement of changes in net assets available for benefits (modified cash basis) for the year then ended, which report appears in the December 31, 2015 annual report on Form 11-K of the Kirby 401(k) Plan.

/s/ KPMG LLP

Houston, Texas
June 28, 2016